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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 11, 2003

                                 WATERLINK, INC.
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                         1-13041                     34-1788678
(State or Other             (Commission File Number)          (I.R.S. Employer
Jurisdiction of                                              Identification No.)
 Incorporation)

                        ---------------------------------

                            835 North Cassady Avenue
                              Columbus, Ohio 43219
                    (Address of Principal Executive Offices)
                                   (Zip Code)

                        ---------------------------------

                                  614-258-9501
              (Registrant's Telephone Number, Including Area Code)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

      As of December 11, 2003, Waterlink, Inc. (the "Registrant") and its wholly-owned operating subsidiary, Barnebey Sutcliffe Corporation, executed an agreement with a newly formed acquisition entity affiliated with The Compass Group International, LLC (the "Buyer"), for the Buyer to purchase substantially all of the assets and business operations of the Registrant, including the operations of Barnebey Sutcliffe Corporation and the subsidiaries of the Registrant in the United Kingdom (the "Purchase Agreement"). The agreement is for total cash consideration of approximately $25,750,000, subject to certain pre-closing and post-closing adjustments, and the assumption by the Buyer of certain liabilities of the Registrant. The purchase is subject to the terms and conditions of the Purchase Agreement, and the purchase price is subject to certain adjustments required under the Purchase Agreement, which includes a provision for a working capital adjustment. The Registrant believes that all of the proceeds of the transaction that it receives will be used to partially satisfy the claims of creditors.

      The Purchase Agreement is subject to the approval of U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and higher or better offers from other potential purchasers (further explained in Item 5 below). A copy of the Purchase Agreement is attached hereto as Exhibit 99.1, and a copy of the press release announcing the foregoing is attached hereto as Exhibit 99.2.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      As disclosed in Item 2 above, as of December 11, 2003, the Registrant and its wholly-owned operating subsidiary, Barnebey Sutcliffe Corporation, executed a Purchase Agreement with Barnebey Acquisition Corp. (the "Buyer"), a newly formed Delaware corporation affiliated with The Compass Group International, LLC, for the Buyer to purchase substantially all of the assets and business operations of the Registrant, including the operations of Barnebey Sutcliffe Corporation and the subsidiaries of the Registrant in the United Kingdom. A copy of the Purchase Agreement is attached hereto as Exhibit 99.1.

      The Registrant intends to file a motion with the Bankruptcy Court, requesting that the court establish bidding procedures and a date and time for conducting an auction to determine if there are higher or better offers for the Registrant's assets and business. There can be no assurance that the Bankruptcy Court will approve the proposed transaction reflected in the Purchase Agreement, or that final documentation will be reached on terms satisfactory to all parties. Subject to receipt of the Bankruptcy Court's approval and the satisfaction of other pre-closing conditions, the Registrant expects the transaction to close in the first quarter of 2004. The Registrant believes that all of the proceeds of the transaction will be used to partially satisfy the claims of creditors.

      As previously disclosed in the Registrant's report on Form 8-K dated June 27, 2003, on that date the Registrant filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the Bankruptcy Court. The Registrant also

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sought, and was granted, authority to use certain cash collateral to support current operations and satisfy customer needs. The Registrant remained in possession of its assets and properties, and it continued to operate its business and manage its properties as "debtor-in-possession" pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. A copy of the press release announcing the foregoing was attached to the report.

      A copy of the press release announcing the foregoing is attached hereto as
Exhibit 99.2 and is incorporated in its entirety herein by reference.

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

      The Registrant is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, the Registrant. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, the Registrant cautions that, while it believes such assumptions or bases to be reasonable and makes them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Registrant. Where, in any forward-looking statement, the Registrant, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "intend" and "anticipate" and similar expressions identify forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

            99.1 Purchase Agreement dated as of December 11, 2003, among the Registrant, Barnebey Sutcliffe Corporation, and Barnebey Acquisition Corp.

            99.2 Press Release, dated December 16, 2003.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WATERLINK, INC.


Dated:  December 16, 2003                   By: /s/ Donald A. Weidig
                                                -----------------------
                                                Donald A. Weidig
                                                Chief Financial Officer




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